UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51759

Delaware	81-0553291
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	HEES	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

Certain information concerning our business and financial results that we expect to use at certain investor meetings and presentations on Wednesday, May 4, 2022 can be currently accessed on our website, www.he-equipment.com under “Investor Relations—Events and Presentations—Presentations”. Representatives of H&E Equipment Services, Inc. (the “Company”) expect to use this presentation, in whole or in part, and possibly with modifications, in connection with conferences and presentations to investors, analysts and others.

The information contained in the presentation is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that it may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in the presentation or this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The Company makes no admission as to the materiality of any information in the presentation or in this report. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as previously set forth by specific reference in such a filing.

The investor presentation includes financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), as defined under the rules of the SEC. A reconciliation of the non-GAAP financial measures included in the presentation to financial information prepared in accordance with GAAP, appears in Appendix A to the presentation.

EBITDA and Adjusted EBITDA are non-GAAP measures as defined under the rules of the SEC. We define EBITDA for the periods presented as net income (loss) before interest expense, income taxes, depreciation and amortization. We define Adjusted EBITDA for the periods presented as EBITDA adjusted for merger and other costs.

We use EBITDA and Adjusted EBITDA in our business operations to, among other things, evaluate the performance of our business, develop budgets and measure our performance against those budgets. We also believe that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate a company’s overall operating performance. However, EBITDA and Adjusted EBITDA have material limitations as analytical tools and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. We consider them useful tools to assist us in evaluating performance because they eliminate items related to components of our capital structure, taxes and non-cash charges. The items that we have eliminated in determining EBITDA for the periods presented are interest expense, income taxes, depreciation of fixed assets (which includes rental equipment and property and equipment) and amortization of intangible assets and, in the case of Adjusted EBITDA, any other non-recurring items described above applicable to the particular period. However, some of these eliminated items are significant to our business. For example: (i) interest expense is a necessary element of our costs and ability to generate revenue because we incur a significant amount of interest expense related to our outstanding indebtedness; (ii) payment of income taxes is a necessary element of our costs; and (iii) depreciation is a necessary element of our costs and ability to generate revenue because rental equipment is the single largest component of our total assets and we recognize a significant amount of depreciation expense over the estimated useful life of this equipment. Any measure that eliminates components of our capital structure and costs associated with carrying significant amounts of fixed assets on our consolidated balance sheet has material limitations as a performance measure. In light of the foregoing limitations, we do not rely solely on EBITDA and Adjusted EBITDA as performance measures and also consider our GAAP results. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and, accordingly, should not be considered alternatives to net income, operating income or any other measures derived in accordance with GAAP. Because EBITDA and Adjusted EBITDA may not be calculated in the same manner by all companies, these measures may not be comparable to other similarly titled measures used by other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2022	By:	/s/ Leslie S. Magee
Leslie S. Magee Chief Financial Officer